Exhibit 99.3

Venu Holding Corporation Announces Closing of Public Offering

COLORADO SPRINGS, Colo. – March 10, 2026 -- (BUSINESS WIRE) -- Venu Holding Corporation (“VENU” or the “Company”) (NYSE American: VENU), a developer, owner, and operator of upscale live music venues and premium hospitality destinations, today announced the closing of its previously announced underwritten public offering of 18,750,000 shares of common stock (or pre-funded warrants (“Pre-Funded Warrant”) in lieu thereof) and one accompanying warrant per share of common stock or Pre-Funded Warrant (“Warrant”). Each share of common stock or Pre-Funded Warrant was sold to the public at a price of $4.00 (inclusive of the Pre-Funded Warrant exercise price), for gross proceeds of $75,000,000 before deducting underwriting fees and offering expenses. Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00 per share and will expire five years from the date of issuance. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 2,812,500 shares of common stock (or Pre-Funded Warrants) and/or additional 2,812,500 Warrants to cover over-allotments at the public offering price, less the underwriting discount.

The Company intends to use the net proceeds from the offering to fund a portion of the development costs of The Sunset McKinney and The Sunset Broken Arrow, to repay a promissory note in the principal amount of $4.35 million issued in connection with the recent acquisition of property in Centennial, Colorado where VENU intends to develop an indoor music hall and restaurant, and for working capital and other general corporate purposes.

ThinkEquity acted as the sole book-runner for the offering.

A registration statement on Form S-3 (File No. 333-291873) relating to the securities was filed with the Securities and Exchange Commission (“SEC”) and became effective on December 8, 2025. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT VENU HOLDING CORPORATION:

Venu Holding Corporation (“VENU”) (NYSE American: VENU) is a premier owner, developer, and operator of luxury, experience-driven entertainment destinations. Founded by Colorado Springs entrepreneur J.W. Roth, VENU has a portfolio of premium brands that includes Ford Amphitheater, Sunset Amphitheaters, Phil Long Music Hall, The Hall at Bourbon Brothers, Bourbon Brothers Smokehouse and Tavern, Aikman Clubs, and Roth’s Sea & Steak. With venues operating and in development across Colorado, Georgia, Oklahoma, and Texas and a nationwide expansion underway, VENU is setting a new standard for live entertainment.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents, NFL Hall of Famer and Founder of EIGHT Elite Light Beer, Troy Aikman, Billboard, Aramark Sports + Entertainment, Tixr, Boston Common Golf, and VENU shareholders Niall Horan, and Dierks Bentley, VENU continues to shape the future of the entertainment landscape. For more information, visit VENU’s website, Instagram, LinkedIn, or X.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering that will be filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

VENU Media Relations

Chloe Polhamus, cpolhamus@venu.live